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                                                                       EXHIBIT 5

                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                               Telephone (202) 347-0300

                                    March 25, 1998

Board of Directors
Community Bank Shares of Indiana, Inc.
202 East Spring Street
New Albany, Indiana  47150

     Re:  Registration Statement on Form S-4

Gentlemen:

          We have acted as special counsel to Community Bank Shares of Indiana, Inc. (the "Company"), an Indiana corporation, in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 792,609 shares of the Company's common stock, $.10 par value per share (the "Shares"), in connection with the proposed acquisition of NCF Financial Corporation ("NCF"), a Delaware corporation, pursuant to an Agreement and Plan of Reorganization and a related Agreement of Merger, both dated December 17, 1997. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

     Based on the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the heading "Legal Opinions" in the Joint Proxy Statement/Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P



                                       By:  /s/ Kenneth B. Tabach
                                            ---------------------------------
                                            Kenneth B. Tabach, a Partner